As filed with the Securities and Exchange Commission on April 29, 2003
                                             Registration Number 333-104337


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                 FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                          THE KINGSLEY COACH, INC.
             ------------------------------------------------
            (Exact name of Registrant as specified in Charter)

       Delaware                                       23-3003600
  ----------------------------------------------------------------------
  (State of Incorporation)                 (I.R.S. Employer I.D. Number)

                 180 U.S. Highway 522, Middleburg, PA 17842
                 ------------------------------------------
                  (Address of Principal Executive Offices)

                       2003 STOCK AND STOCK OPTION PLAN
                       --------------------------------
                            (Full Title of Plan)

                               RALPH DICKENSON
                           The Kingsley Coach, Inc.
                             180 U.S. Highway 522
                             Middleburg, PA 17842
                                (570) 837-7114
             -------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                   Copy to:
                              ROBERT BRANTL, ESQ.
                              322 Fourth Street
                              Brooklyn, NY 11215
                                (718) 768-6045



     On April 15, 2003 the offering of securities under this Registration Statement was completed. At that time, 3,900,000 shares of common stock that were included in the Registration Statement remained unsold. The Registrant, therefore, de-registers those 3,900,000 shares.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, The Kingsley Coach, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middleburg and the Commonwealth of Pennsylvania on the 28th day of April, 2003.


                                   THE KINGSLEY COACH, INC.


                                   By:/s/ Ralph Dickenson
                                   -------------------------
                                   Ralph Dickenson, Chairman


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on April 28, 2003.


/s/ Ralph Dickenson
--------------------------
Ralph Dickenson, Director,
Chief Executive Officer,
Chief Accounting Officer


/s/ George O. R. Carlson
------------------------------
George O. R. Carlson, Director


/s/ Catherine Rimes
-------------------------
Catherine Rimes, Director


-------------------------
Verdo Lancaster, Director


-------------------------
James Whitehead, Director